Exhibit 99.1

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock, par value $0.0001 per share, of The Real Good Food Company, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

Strand Equity Partners III, LLC

		By:	Strand Management Company, its sole manager

Date:	June 21, 2022	By:	/s/ Seth Rodsky
		Name:	Seth Rodsky
		Title:	President

Strand Management Company

Date:	June 21, 2022	By:	/s/ Seth Rodsky
		Name:	Seth Rodsky
		Title:	President

Date:	June 21, 2022	Signature:	/s/ Seth Rodsky
		Name:	Seth Rodsky